                             MEMORANDUM OF AGREEMENT

Dated: [DATE]

[SELLER] hereinafter called the Sellers, have agreed to sell, and ARKADIA
SHIPPING INC., 80, BROAD STREET, MONROVIA, LIBERIA hereinafter called the
Buyers, have agreed to buy:

Name: [VESSEL NAME]

Classification Society/Class:
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Built:                     By:
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Flag:                      Place of Registration:
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Call Sign:                 Grt/Nrt:
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IMO Number:
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hereinafter called the Vessel, on the following terms and conditions:

DEFINITIONS

"Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

"In writing" or "written" means a letter handed over from the Sellers to the
Buyers or vice versa, a registered letter, telex, telefax or other modem form of written communication.

"Classification Society" or "Class" means the Society referred to in line 4.

1.   PURCHASE PRICE SEE CLAUSE 17 AND THE UMBRELLA AGREEMENT DATED DECEMBER 5,
     2003 AS DEFINED IN CLAUSE 17.

3.   PAYMENT

The said Purchase Price shall be paid in full free of bank charges to
_____________________.

4.   INSPECTIONS

a)   The Buyers have inspected and accepted the Vessel's classification records.

5.   NOTICES, TIME AND PLACE OF DELIVERY
     The Vessel will be delivered on a mutually agreed date as she is at such port or place as the Vessel may be located on the agreed date.

     Date of cancelling (see Clauses 5c), 6 b)(iii) and 14): [DATE]

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d)   Should the Vessel become an actual, constructive or compromised total loss before delivery this Agreement shall be null and void.

7.   SPARES/BUNKERS, ETC. SEE CLAUSE 17.

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The
Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment.

8.   DOCUMENTATION

SEE ATTACHMENT: (ADDENDUM NO. 1)
The place of closing: NEW YORK

In exchange for payment of the Purchase Price the Sellers shall furnish the
Buyers with delivery documents, namely:

f)   Any such additional documents as may reasonably be required by the competent authorities for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such documents as soon as possible after the date of this Agreement.

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

9.   ENCUMBRANCES

The Sellers warrant that the Vessel, at the time of delivery, is free from all encumbrances, mortgages and maritime liens or any other debts whatsoever. The
Sellers hereby undertake to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the time of delivery.

10.  TAXES, ETC. SEE CLAUSES 17 AND 32 OF THE BAREBOAT CHARTER PARTY DATED
     [DATE] FOR THE VESSEL.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the
Sellers' account.

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11.  CONDITION ON DELIVERY

The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained.

13.  BUYERS' DEFAULT

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement.

14.  SELLERS' DEFAULT

Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for negligence and whether or not the Buyers cancel this Agreement.

16.  ARBITRATION SEE CLAUSE 3 OF THE UMBRELLA AGREEMENT

17.  THE GENERAL SCHEME AND BUYERS' WAIVER OF LIABILITY

This Agreement is one element of a general scheme, which includes the following main elements:

     o    Umbrella Agreement dated December 5, 2003 ("the Umbrella Agreement")
          This Memorandum of Agreement is subject to the overriding terms of the
          Umbrella Agreement.

     o    Bareboat Charter Party dated [DATE]

Simultaneously upon delivery of the Vessel to the Buyers hereunder the Vessel will be delivered to the Sellers/Charterers under the Bareboat Charter Party dated [DATE]. The Vessel will thus remain in the control and responsibility of the Sellers/Charterers under the Bareboat Charter Party dated [DATE] at all times before and after delivery to Buyers hereunder and the Buyers shall in no way whatsoever be responsible for any costs, expenses, damages, delays to the vessel arising out of the delivery hereunder.

Any provisions, spares and bunkers shall remain in the possession and property of the Sellers.

Sellers:                                  Buyers:

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                                 ADDENDUM NO. 1

to Memorandum of Agreement dated [DATE] made by and between [SELLER] as Sellers and Arkadia Shipping Inc. as Buyers of M/V [VESSEL NAME]

Following documents have to be presented from Sellers to Buyers upon closing meeting:

1.   Bill of Sale (2 originals + 2 certified copies) recordable in Liberia;

2.   Confirmation of Class to be dated no earlier than 7 days prior to actual delivery;

3.   Class Statement Certificate or Affidavit from class society regarding status of class, statutory certification and seaworthiness to be issued 10 days prior to delivery, and to be sent to LISCR Vienna for their review;

4.   Special Survey Reports to be sent to LISCR 10 days prior to delivery for their review;

5.   Final Deletion Certificate from Panama Registry (alternatively permission for transfer to Liberian Registry and Sellers' Letter of Undertaking to
     deliver final deletion within 2-3 weeks)

6.   Non-encumbrance certificate to be issued by Panamanian Consul on behalf of
     Digemar on the date of actual delivery, i.e. closing meeting.

7.   Sellers' board resolutions ratifying sale and bareboat charter

8.   Shareholders' resolutions ratifying board resolutions

9.   Power of Attorney

10.  Certificate of Goodstanding or similar document

11.  Secretary's Certificate stating Sellers' directors/officers/shareholders

12.  commercial invoice

13.  insurance confirmation (incl. P&I)

14.  TBS' letter of undertaking to hold Arkadia harmless from any and all claims, mortgages, encumbrances etc. which might be registered in the
     Panamanian Registry up to the date of issuance of final deletion certificate.

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                [SELLER]                           ARKADIA SHIPPING INC.